EXHIBIT 10.1
                                AGREEMENT FOR THE
                             TRANSFER OF TECHNOLOGY

Subscribed between EMBOTELLADORA "LA CASCADA LTDA.", represented by their general managers Mr. Jose Ezzidin Eid Montano with I.D. # 1479436 - SC and Ms. Angelina Torchio de Eid with I.D. # 1984600 -SC, with the power of attorney by affidavit # 305 by and in front of the notary public Mr. Rebeca Mendoza, hereinafter referred to as "CASCADA" and PAPAYA U.S.A. CORPORATION, represented by its President Mr. Omar Barrientos Gahona with I.D. #00474716 (South Dakota
USA), also with power of attorney by document form # N/A, in front of Diane K. Huntley, hereinafter referred to as "USASUNRISE", under the following clauses and conditions.

FIRST:     (CONTRACTING PARTIES)

'CASCADA", being a Partnership of Limited Responsibility dedicated to the industry of soft-drinks, with legal domicile in the city of La Paz, Bolivia, by articles of constitution #138 on the 26 day of April, 1978, front of Notary Mr. Hereto Osigna, with capacity of manufacturing, bottling and distributing of its different lines of products, amongst them the line of soft-drinks.

"USASUNRISE" a Commercial and Industrial Corporation constituted in the city of Rapid City, in the, State of South Dakota, United States of America by document #N/A in front of the Secretary of State of South Dakota Ms. Joyce Hazeltine, and dedicated to the manufacturing and distributing of non-alcoholic soft-drinks, by services of Industrial, Commercial and Transport entities under contract to the good satisfaction of labor.

"USASUNRISE", is formed under as a closely held stock with the name of PAPAYA U.S.A., and presently pursuing a name change and the placement of stock on the open market, to allow the generating of resources to upcoming acquisition of Industrial Entities with ownership characteristics to increment its manufacturing and distributing capabilities of soft-drinks lines of products, both owned and franchised. (Product lines of others that have given the license of manufacturing, bottling and/or distribution).

SECOND:         (PURPOSE OF AGREEMENT) .-
Under this Agreement and for being satisfactory to its own interest, "CASCADA" grants in favor of "USASUNRISE" the rights of manufacturing, bottling and distributing of its LINE OF SOFT-DRINKS, limited to the restrictions defined within the following clauses to this document

THIRD:     (PRODUCT LINE GRANTED)

Of the Line of Sodas of "CASCADA", by the present agreement, "USASUNRISE" is authorized to have the knowledge of the formulation, production bottling and distributing of the following Products:

(a).- Papaya; (b).- Guarana Champagne; (c).- Durazno (peach); (d) Mondiarin (mandarina); (e). - Pomelo (toronja);(f)- Fresoda (frutilla); (.g). -Naranjada:
(h).- Limon; (I). - Pina and (j).- Lima Limon (Citrus).

These 10 (ten) products conform the scope limit of the present agreement, however, within the next development of other flavors that may be launched in the Bolivian market by "CASCADA" ther possibility is open of granting same to "USASUNRISE", to which other accords shall necessarily be subscribed as a complement to the presents.

Excluded from this agreement all other lines and/or flavors in the market presently under the proprietorship

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of "CASCADA".

FOURTH:     FORMULATION  AND  SUPPLY  OF INGREDIENTS).

Having been verified by "CASCADA", the availability of industrial installations by "USASUNRISE" as having the adequate industrial equipment, upon execution of this agreement are released to "USASUNRISE", the formulas to each of the products described above in third clause of the present agreement.

Regarding supply of the required basic materials, "CASCADA" shall provide to "USASUNRISE", the addresses of the different suppliers and shall notify same that "USASUNRISE" can acquire them directly and without limitations without prior approval by "CASCADA".

In the event of "CASCADA" having to provide directly some of the basic materials, those shall be sold at preferential pricing, but in no event affecting "CASCADA'S" interest.

FIFTH:       (EXCLUSIVITY AND AREAS OF INFLUENCE BY "USASUNRISE").-

"CASCADA" accepts and recognizes 'USASUNRISE" as exclusive producer, and distributors of the products described on third clause of this agreement within the territory of North America, Central America and the Caribbean, likewise all of the military installations that United States of America may have in the World are considered direct areas of influence of "USASUNRISE"', except the ones located in South America, which shall be supplied by "CASCADA".

Should "USASUNRISE" gain access to other markets not defined on the preceding paragraph, could access same as long as for each case an express agreement with "CASCADA" be in place; This authorization shall be extended in function to a revision and accord of the Royalties for each market area other than the previously described.

SIXTH: (TECHNICAL ASSISTANCE). - : "CASCADA" shall train the technical personnel of "USASUNRISE" at its Industrial Installation of Villa Fatima at La Paz, Bolivia, as long as necessary until emitting a certificate of capacitation. The cost of this training shall be free, however, "USASUNRISE" shall be responsible for the cost of transportation, stay and remuneration of its own personnel during their stay in Bolivia.

Personnel having the certification of "CASCADA" shall be the only one to effect the preparation of product within the territory of 'USASUNRISE"; should the need arise for more training of subordinated personnel in other "USASUNRISE" plants, same may be conducted in the United States. In such event, "USASUNRISE" shall bear the cost of transportation and stay , plus $US 100.00 per day, per person.

Quality Control. Periodically, not longer than 30 days, "USASUNRISE" shall provide "CASCADA" samples of product in the market, so this last one may conduct quality tests. In the certification of quality and/or suggestions by "CASCADA", "CASCADA" agrees to let "USASUNRISE" know any betterment achieved over the flavors hereby agreed, without this meaning an imposition of formulation changes.

SEVENTH:     (PRICE AND PAYMENT MODE).-

"USASUNRISE", shall pay "CASCADA", the amount of One Dollar ($US l.00) and other valuable consideration, which shall be in time defined. The payment is effected in, cash upon execution of this agreement.

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EIGHTH:     (TERM)

It is agreed that the term shall be continuos with revisions every 10 years or when the parties, by mutual accordance find it pertinent.

NINTH:     (PRODUCT PRESENTATION)

(a).- Etiquetas.- The "CASCADA" logo shall be displayed visibly on the label together with the symbol TM and a legend clarifying that "'CASCADA" is the owner of the trade marks. Otherwise the product may be marketed under the name SUNRISE
o CASCADA-SUNRISE. The label design shall be done by "USASUNRISE", in accordance to the preferences of its trade areas; "CASCADA", shall only approve the location of its logo and the legend of its trademark.

(b).- Containers.- The container to be utilized shall be defined by "USASUNRISE"; however, the containers over which royalty payments shall be calculated will be 10 ounces, with ounces corresponding to the American gallon containing 128 fluid ounces.

(c).- Closures.- Product shall be marketed with printed caps. To the extent of space allowing, somewhere on the printing shall also be seen the "CASCADA" logo.

NINTH. -  (OTHER DEFINITIONS)

(a).- Supply of Ingredients. To the margin of the definition made in clause fourth above, it is expressly agreed that, "USASUNRISE" may acquire ingredients with any other supplier it deems necessary, warranting no variation in flavor or quality by this change of supplier. In the event of existing variations unacceptable by "CASCADA", "USASUNRISE" shall return immediately to the authorized suppliers or corresponding penalties will be applied.

(b) Payments.- All payments effected by "USASUNRISE" to "CASCADA", for ingredients or royalties, shall be made to a bank account specifically designed by "CASCADA". Payment shall be considered against the reception of a deposit slip by "CASCADA" and/or against the receipt of bank statement as long as payment is shown on it. The payment date shall be the one shown on the bank statement.

(c).- Independent Relationship.- It is expressly understood and agreed, that this agreement, does not create a relation, fiduciary or economic between the parties; Exclusively defined is the purchase-sale of a license, without any of the parties having to respond, or help to respond to the needs financially, economically, administratively, commercially or productively of the other.

Therefore,  nothing  in this  agreement,  shall  be  judged  to  create  between
"CASCADA" and "USASUNRISE", a relationship of Principal and Agent, Employer/Employee, Shared Risk (Joint-Venture), Partnership or any other similar relationship or representative of each other. Each party shall never be responsible or subject to the debts, acts, obligations or offenses of the other, whether as Companies or Owners or Employees Representatives.

(d).- Rights of Ownership: All the registered names, such as product names logos, themes and publicity art, belongs to the party having them registered and will be simple understood as a support to this agreement, without meaning that the other party could argue rights partially or totally over registry not effected by itself or with characteristics prior to this agreement.

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Likewise is established that any translation of language by registry is only one with the original language of registry, in such manner that there will not be possibilities of separating of announcements in English and the same in Spanish.

Therefore, the name LA CASCADA, shall always be the exclusive property of "CASCADA"' and the name SUNRISE, shall always be property of "USASUNRISE" as are the slogans "Drink of Paradise" (Bebida del Paraiso) and "A South American Delight" (Una Delicia Sudamericana).

The property and rights of' names and slogans to be created as emerging of' this contract, can be shared in proportion, defining on each case the factors of the proportion.

Audit.- "USASUNRISE" shall supply quarterly to "CASCADA", with a printed report of sales and "CASCADA" shall have the right to audit and verify said report, by having access to the receipts of warehouse, production of concentrate, shipping, bottling orders, supplier orders of basic materials and inventories on hand.

TENTH: (RESTRICTIONS AND PENALTIES).- During the life of this agreement, "USASUNRISE" may not manufacture, bottle or distribute, foreign products to the United States of America of similar flavors to the ones accorded on clause third above, that not belong to the trade names of "CASCADA" The use of any other brand in the flavors accorded will be basis of non-compliance ton this restriction and will void as whole the agreement, same that shall be governed by applicable laws, until satisfaction of damages.

Likewise.  "USASUNRISE"  shall  not  re-sell,  endorse  or rent the  trade  name
"CASCADA", to any person natural or judicial, having or not partnership relations. Relationship involving products with the trade name "CASCADA", between "SUNRISE" and other companies or persons shall be limited to aspects of services of bottling, distributing, marketing promoting and advertising. This limitation shall not be construed as an impediment to transfer of stock of investors, as in reality each share of stock in part contains its proportion of the rights hereby granted; therefore, when certain stock is sold or transferred, the rights are being transferred to the new holder(s) of same.

In the event of the indication of hostile take over aiming to a change of management and control of "USASUNRISE", and due that the genesis of the present agreement is rooted in the mutual trust to Mr. Omar Barrientos, "CASCADA" shall be previously consulted and may opt unilaterally on the continuity or not of the rights hereby compromised.

"CASCADA" may not intervene in the relationship that "USASUNRISE" maintains with other suppliers of franchises and in general with any company that acts conjunctively in the fabrication, distribution, etc., of other trade marks that not involucrate similar flavors to the ones hereby accorded.

Without changing the present affidavit, by which the two parties become independently affiliated, regulations are established in the event that "USASUNRISE" does not comply with the specific delineations defined for quality control,. event under which "CASCADA" may ask the certification of an independent laboratory authorized in the United States of America and this certification shall be enough to force the application of clause sixth above. If even so, "USASUNRISE" persists non-complying, the accord as whole shall be void and "USASUNRISE" blocked of the utilization of the "CASCADA" franchise.

Likewise, if any of the two parties exceeds the scope of the present agreement regarding the rights of brands and property, areas of market influence and any other, it shall reimburse to the other party the

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proven expenses that may have caused.

ELEVENTH. (CONTINUITY).- It is established a mutual compromise that neither, "CASCADA" or "SUNRISE", may have freely available the time hereby compromised, meaning that, in the next 10 years, starting with and or each of the revisions as provided on the eight clause above, "USASUNRISE", may not bottle any other registered trade mark in the flavors hereby accorded, even if the present agreement is voided. Likewise, "CASCADA" may not grant such products to any other bottler within the agreed territories (North America, Central America and the Caribbean), even if the present agreement is voided.

TWELVETH:     (CONFORMING AND GOVERNING LAW)

The signatories of this agreement, declare to have the corresponding resolutions of the Board of Directors authorizing the execution to the present agreement and that we are executing same upon our free and spontaneous will, without any vice or impediment.

Hereby, we ascertain that everything described within this document constitutes the entire agreement, there are no other agreements that weakens the one written hereby, because each one of us are trusting in the honesty of the other. Reason why, in the future there may be supplementation and/or elimination of some clauses to introduce others; said supplementation shall be effective only when approved, reduced to a written form and executed by both parties.

For effecting arbitrage, we agree to submit this agreement to the governing laws of the state of South Dakota, which is the state of the United States of America where "USASUNRISE" has obtained its registry and license of operations.

Now, therefore, we subscribe initially in 2 counterparts in English and 2 counterparts in Spanish (being the four one and the same), all of the same context and with the same effect of law, additional copies , however may be made (always one in English and a corresponding one in Spanish) for any ulter business needed, compromising ourselves to the faithful and strict compliance of all and each one of its clauses on this 3d day of September 1993.

EMBOTELLADORA   "LA CASCADA LTDA."

/s/  Jose Ezzidin Eid Montano                   /s/ Angelina Torchio de Eid
General Manager                                     Co-General manager

PAPAYA U.S.A. CORPORATION

/s/ Omar Barrientos
President

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                      VALUABLE - ADDENDUM TO THE AGREEMENT
                             OF TECHNOLOGY TRANSFER

Subscribed between EMBOTELLADORA "LA CASCADA LTDA.", represented by its general managers Mr. Jose Ezzidin Eid Montano with I.D. # 1479436-SC and Ms. Angelina Torchio de Eid with I.D. # 1984600-SC, with the power of attorney by affidavit # 305 by and in front of the notary public Mr. Horacio Osinaga, hereinafter referred to as "CASCADA" and PAPAYA U.S.A. CORPORATION, represented by its President Mr. Omar Barrientos Gahona with I.D. #00474716, and with power of attorney in force by means of a corporate resolution that is part of this addendum, hereinafter referred to as "USASUNRISE", under the following clauses and conditions.

FIRST:       (PRECEDING).

With the same date as today, "CASCADA" as well "USASUNRISE" have subscribed an agreement for the transference of technology and formulation of the soft-drinks line of "CASCADA" in favor of "USASUNRISE", so the last one may manufacture said product in the territories of the North American Continent, Central America and the Caribbean.

In said document, on its SEVENTH clause: (PRICE AND PAYMENT MODE), has been defined that the amount that "USASUNRISE", must pay to "CASCADA" for this transfer to be $US l.00 (One Dollar), plus other valuable considerations that will be timely defined.

SECOND:     (PURPOSE OF THE ADDENDUM)

Under the present Addendum, it is defined what are the valuable considerations, that are the ones that in reality establish the real amount of the technology transfer, hereby is declared also that the present document form an integral part of the Agreement of Technology Transfer.

THIRD:     (REAL VALUE OF THE TRANSFER)

The amount freely agreed without pressure of any kind is that "USASUNRISE" must pay to "CASCADA" is One Million, One Hundred Forty Four Thousand, Five Hundred American Dollars ($US 1,144,500.00), as a retribution that justly compensates the value of the transferred technology.

FOURTH:         (MANNER OF PAYMENT).-

"USASUNRISE" has proposed, and "CASCADA" has accepted, that this payment be effected by the transfer of a block of stock of l52,600 (One Hundred Fifty Two Thousand, Six Hundred) shares, of the total of the stock issued by PAPAYA U.S.A. CORPORATION as of July 17, 1993, which as declared by "USASUNRISE" constitutes 5% (Five percent) of the stock issued on said date and also declared by "USASUNRISE" each share with market value of $7.50. However, according to "USASUNRISE", the par value of each share is $0.0l (One Cent of a Dollar) per share. Being the concept of par value, the one given to effect the filing of the stock with the South Dakota Secretary of State, being such merely a nominal value. and in no way can the par value be considered as the equivalent that "USASUNRISE" pays to "CASCADA".

In the event of any problem arising with the verification of the correct number of shares that represent the number agreed, "USASUNRISE" agrees to come forward and evict and sanitize the $1,144,500.00 that must pay to "CASCADA", in shares.

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FIFTH:     COMMERCIALIZATION OF "CASCADA'S" STOCK

Presently, "USASUNRISE" is pursuing the acquisition and/or merge with other entities that are operating as public entities, and that in the future may form one block of stock with the stock of PAPAYA U.S.A.

The block of stock with which "USASUNRISE" pays "CASCADA", are part of the "privately held" stock of 3,052.000 shares of PAPAYA U.S.A., therefore, after the merger process of PAPAYA U.S.A. to "USASUNRISE", there will be a certain lapse of time, during which this stock may not freely trade over the counter in the United States of America, in compliance to the rules and regulations of the Securities and Exchange Commission and the Securities Act of 1934 as amended. This restriction of free trading in the open market is two years, during this time these stock is known as "Letter stock", after such time, "USASUNRISE" guarantees that same may freely be traded in the open market, provided that the company has become public.

Should "CASCADA" wanted to sell its stock within the time considered "letter stock", (two years), it may do so under the same condition, for which it will give to "USASUNRISE" the first option of purchase, this option shall be valid for 90 days (Ninety days), starting with date of notification to "USASUNRISE", the price under which "USASUNRISE" may exercise the option shall be the price at which "CASCADA" is receiving them under the present document, ($7.50 per share). It is agreed that "USASUNRISE", shall respond to "CASCADA", within 15 days; (fifteen days), following receipt of notification, letting it know if it will exercise, partially or totally its option.

In the event that "USASUNRISE", opts not to exercise the option or fails to respond within the 15 days "CASCADA" shall be free to sell its stock to a third party.

In the event that "CASCADA" wanted to sell its stock totally or partially when same are free trading, it shall follow the same procedure of the option to "USASUNRISE" except that the price of stock shall be the average in the open market of the thirty days prior to notification.

SIXTH:     DELIVERY AND ENDORSEMENT OF STOCK

Under this act of subscription to the agreement of valuable consideration, "USASUNRISE", delivers the block of stock hereby agreed, duly executed with approval of its Board.

SEVENTH:     GOVERNING LAW.-

By virtue of the present act, "CASCADA" becomes a stockholder with all its rights to "USASUNRISE" and/or PAPAYA U.S.A. with legal domicile in the Sate of South Dakota, United Sates of America., the present agreement is subject and governed under the laws of the state of South Dakota.

EIGHT:     CONFORMITY-

We, Jose Ezzidin Eid Montano and Angelina Torchio de Eid, and representing EMBOTELLADORA "LA CASCADA LTDA." and Omar Barrientos, representing of U.S.A. SUNRISE ENTERPRISES and PAPAYA U.S.A. CORPORATION, declare to have read and understood the meanings of all and each of the clauses of the present ADDENDUM-VALUABLE TO THE AGREEMENT OF TECHNOLOGY TRANSFER, expressing our absolute conformity to same, reason why we execute same as evidence in two counterparts in English and two counterparts in Spanish (being the four one and the same), all of the same context and for the same purposes of law on this 30 day of September 1993.

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EMBOTELLADORA   "LA CASCADA LTDA."

/s/  Jose Ezzidin Eid Montano                  /s/ Angelina Torchio de Eid
General Manager                                    Co-General manager

PAPAYA U.S.A. CORPORATION
U.S.A. SUNRISE CORPORATION

/s/ Omar Barrientos
President

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